Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Boston Private Financial Holdings, Inc.:
We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-168460, 333-167691, 333-167007, 333-116511, 333-128764, 333-134685, 333-134686, 333-159245, 333-113327, 333-74420, and 333-74106); and Forms S-3 (No. 333-171599, 333-171600, and 333-185896) of Boston Private Financial Holdings, Inc. (the “Company”) of our reports dated March 12, 2013, with respect to the consolidated balance sheets of Boston Private Financial Holdings, Inc. and subsidiaries, as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 Annual Report on Form 10-K of the Company.
/s/    KPMG LLP
Boston, Massachusetts
March 12, 2013